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                                                                    EXHIBIT 99.1




(CENTRAL PARKING CORPORATION LOGO)


CENTRAL PARKING CORPORATION TERMINATES DISCUSSIONS TO SELL THE COMPANY

NASHVILLE, Tenn., Jun 20, 2005 (BUSINESS WIRE) -- Central Parking Corporation (NYSE: CPC) today announced that it has terminated discussions regarding the potential sale of the Company. On March 14, 2005, Central Parking announced that it had retained Morgan Stanley to assist in evaluating various strategic alternatives to maximize shareholder value, including the possible sale of the Company. The Company expects to continue to review alternatives designed to enhance shareholder return, including a share repurchase program, changes in its dividend policy and other changes in the capitalization of the Company.

Monroe J. Carell, Jr., Chairman and Chief Executive Officer said, "The Board has decided not to pursue a sale transaction at this time, and the Board has terminated discussions with potential buyers. After considering the Company's strong franchise and future prospects, the Board concluded that the Company can best enhance shareholder value by streamlining operations and focusing on core competencies and key markets with the greatest potential for growing profits."

Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of March 31, 2005, the Company operated more than 3,400 parking facilities containing over 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Mexico, Peru, Poland, Spain, Switzerland, Venezuela and Greece.

This press release contains historical and forward-looking information. The words "expects," "believes," "see," "estimates," "anticipates," "goal," "assumptions," "intend," "plan," "continue to expect," "remain optimistic," "should," "project," "objective," "outlook," "guidance," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.


SOURCE: Central Parking Corporation


Central Parking Corporation
Monroe J. Carell Jr., 615-297-4255
mcarell@parking.com
www.centralparking.com